Exhibit 99.1

GenLab Venture Studio and Ondas Autonomous Systems Launch AI & Autonomous Systems Strategic Alliance for Data Center, Semiconductor & AI-Foundry Critical Infrastructure Protection

Alliance aims to leverage GenLab’s AI and business development expertise and Ondas Autonomous Systems (OAS) autonomous drone platforms to drive scalable go to market solutions

Partners will initially focus on advancing comprehensive AI-driven aerial security and inspection solutions to protect critical infrastructure and technology assets

October 9, 2024 11:53 AM Eastern Daylight Time

SAN FRANCISCO--(BUSINESS WIRE)--GenLab Venture Studio (GenLab) announces the creation of a strategic alliance with Ondas Autonomous Systems Inc. (OAS) to drive the future of public safety, first responder, and emergency response through the selection and integration of trusted autonomous systems for critical infrastructure protection, homeland security, and national security service providers.

“The future of public safety and security of Autonomy & Mobility is being redefined with extraordinary breakthroughs in artificial intelligence, autonomy, and navigation,” said Daniel Riedel, founder of GenLab Venture Studio. “We are not only privileged to partner with the leader in trusted autonomous systems, Ondas Autonomous Systems, but we are also actively investing in their breakthroughs for scaling critical infrastructure protection.”

OAS’ advancements in autonomy and the proven system reliability of their Optimus System to collect and provide essential intelligence in the scaled deployment of automated drone fleets are reshaping what’s possible for drones as first responder (DFR) and autonomous fleet management operations to defend the Cloud Service Provider, Data Center, AI Semiconductor and Foundry Industry’s most valuable critical infrastructure.

GenLab’s Studio’s VC model is a venture studio equity class designed to build sustainable, trusted deep tech and artificial intelligence business models. By partnering with best-in-class technology providers such as OAS, GenLab creates unique, resilient, and highly scalable platforms and business models to become a leader in value creation for global infrastructure.

Sarah Novotny, GenLab partner and CTO: ” AI data platforms, autonomous distributed systems like Optimus from OAS, and 5G combined with velocity and navigation telemetry generated by state-of-the-art guidance sensor suites will redefine transportation and autonomy. Telemetry and observability data are critical as we work to trust artificial intelligence platforms as they integrate into our data in our daily lives and physical systems.”

GenLab’s investments in firms like OAS and its backing for their Optimus and Iron Drone portfolio for critical infrastructure are informed by decades of data security and infrastructure experience, underscoring the importance of building safe, robust data governance and deploying secure, scalable systems. Too many services we rely on daily are built on complex, fragile systems reliant on transmitting crucial telemetry data moved through potentially insecure systems.

Our national organizations, such as DHS, Mitre, NIST, and other FRRDCs, including our national labs, constantly encourage “Secure by Design” approaches to building better, scaling better, and delivering systems that society can trust, our venture community must help drive that methodology to ensure we build trusted infrastructure for our families and our future.

OAS proven autonomous drone systems provide GenLab’s partners in Corporate Venture Capital and the Defense Industrial Base with a highly reliable aerial data platform that ensures system integrity and operational continuity. The Optimus System delivers the necessary drone infrastructure and command-and-control (C2) and data automation software systems combined with integrated airspace safety infrastructure and regulatory solutions for truly autonomous operations and intelligence gathering.

Already operational in the UAE and Israel, the Optimus System employs scalable automated drone fleets that function without on-the-ground human intervention, forming a task force that gathers and delivers crucial information for a variety of customer needs. Those needs include ISR requirements to secure critical military assets and DFR capabilities for public safety and security organizations protecting the world’s most critical industrial and technology infrastructure. Protecting that infrastructure, ranging from cloud hyperscale, data centers and semiconductor manufacturing facilities to maritime ports and airports, is an imperative given how strategic these assets are in supporting the defense and economic security of the United States

“Recent increases in supply chain integrity breaches have raised the bar again for companies that must apply zero-trust principles to manufacturing. Implementing these principles while driving widespread adoption and commercialization of valuable AI-enabled systems is, in essence, the purpose of GenLab, ” says Bob Gourley, Advisor to GenLab Venture Studio. “Given the global need to protect the integrity of the supply chain at every step from transportation, delivery, building, and deploying, we will have to rely on autonomous systems to give humans the ability to have full visibility and transparency.”

Gourley continued, “For decades, hundreds of companies have been working to improve drone automation and fleet autonomy, but few have been able to demonstrate the reliable automation capabilities that OAS possesses and that are required to realize the benefits of truly scalable aerial operations.

Each Optimus System operates as a networked fleet, featuring a smart docking station for automated battery changes, ensuring 24/7 continuous operation. These stations enable automated sensor loading and installation tailored to mission-specific requirements. Optimus drones provide aerial coverage of up to 30 square miles per docking station. Tasked with various sensors, the drones facilitate diverse operations, with complex missions overseen remotely from a command-and-control center. Built to endure harsh environments, it operates effectively in both extreme heat and cold weather conditions. The Optimus System is designed to operate in complex aerial environments including those where GPS and communication links are compromised or unavailable.

The autonomous capabilities of the Optimus System are powered by the Primus and Insightful mission-critical software platforms, offering robust support for navigation, data processing, and analysis. The Primus platform serves as a C2 system for remote BVLOS operations, managed from an Integrated Control Center, and supports fleet operations, while providing real time payload control during flight. Primus also commands the automated functionality of the docking station. The Insightful platform is a comprehensive geo-visual data solution designed to enhance the capabilities of Airobotics’ Optimus drones. It excels in real-time data processing, transforming data captured by the drones into actionable insights without requiring human intervention ensuring timely and accurate intelligence delivery. Additionally, Insightful serves as a unified data platform, providing a secure, centralized web-based portal for visualizing, understanding, and sharing of data and intelligence.

Modular and adaptable, the Optimus System allows for interchangeable and upgradeable components, including payload sensors and data analytics, to meet specific customer needs. Similarly, both Primus and Insightful software platforms provide comprehensive suites of APIs to ensure integration with related aerial infrastructure, customer operating systems and for third party data processing and analytics capabilities.

“We are excited to partner with GenLab to help expand the market for our Optimus System,” said Eric Brock OAS Chairman & CEO. “GenLab brings extreme expertise in AI/ML technologies and their application to support high performing business models valued by customers. Our partnership will help OAS advance and deliver new AI-driven capabilities allowing for faster and deeper penetration in our targeted end markets. Demand is surging for reliable, persistent DFR-type solutions that are truly autonomous across public safety and critical infrastructure and industrial security markets, including for the protection of our nation’s most strategic and valuable technology assets. Utilizing the combined strengths of OAS and GenLab, we will together meet the highest autonomy requirements for aerial security and intelligence that OAS can uniquely deliver with Optimus.”

The unique capabilities of OAS’ Optimus System allow GenLab to leverage its deep knowledge in building secure data platforms and deliver advanced integration into a variety of business models that can help drive global infrastructure from observability to autonomy. Optimus can persistently collect high valued data which has been historically difficult to capture and harness and turned into actionable intelligence. Collecting that data at scale is fundamental to highly precise and trusted artificial intelligence systems.

About GenLab Studio

GenLab Studio is a venture studio building startups that leverage the impact and application of generative AI. By focusing on solid design principles and engaging a diverse community, GenLab Studio aims to create groundbreaking products that help build a stronger ecosystem for AI and humanity.

About Ondas Autonomous Systems Inc:

Ondas Autonomous Systems Inc. (OAS) specializes in the design, development, and marketing of autonomous drone solutions through its wholly owned subsidiaries, American Robotics, Inc. (“American Robotics”) and Airobotics LTD (“Airobotics”). OAS is deploying two advanced autonomous drone platforms: the Optimus System and the Iron Drone Raider system, aimed at providing aerial security and intelligence for military, critical infrastructure, and industrial markets.

The Optimus System is the world’s first FAA-certified small UAS (sUAS) designed for aerial security and data capture, while the Iron Drone Raider is a counter-drone system developed to combat the increasing threat of hostile drones. Both platforms are highly automated, AI-powered, and capable of continuous, remote operation required by critical defense, infrastructure, industrial, and government applications where enhanced security, data collection, and information processing are essential. American Robotics and Airobotics boast industry-leading regulatory achievements, including the first-ever FAA Type Certification for the Optimus System and the first drone system approved by the FAA for automated beyond-visual-line-of-sight (BVLOS) operations without an on-site human operator.

Together, OAS, American Robotics, and Airobotics deliver improved situational awareness and advanced data collection and processing capabilities to customers in defense, homeland security, public safety, and other critical industrial and government sectors. OAS and its subsidiaries have headquarters in Baltimore County, Maryland and Peta Tikvah, Israel

Contacts

GenLab Studio

Daniel Riedel

Founder/Partner

press@genlab.studio

717 Market St Suite 100

San Francisco, CA 94103

Ondas Autonomous Systems Inc.

Eric Brock

Chairman & CEO

ir@ondas.com

936 Ridgebrook Road

Sparks, MD 21152

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